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                                                                     Exhibit 4.5
                                                                     -----------

                       DEED OF TRUST, SECURITY AGREEMENT,
                       ----------------------------------
                            FINANCING STATEMENT AND
                            -----------------------
                        ASSIGNMENT OF RENTS AND REVENUES
                        --------------------------------

          THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF RENTS AND REVENUES (this "Deed of Trust") is given as of the 6th day of November, 2000, by the Grantor named below to the Trustee named below, for the use and benefit of the Beneficiary named below.

                                   ARTICLE 1

                       PARTIES, PROPERTY, AND DEFINITIONS

          The following terms and references shall have the meanings indicated:

     1.1 Grantor: Ampex Data Systems Corporation, a Delaware corporation, whose legal address is 500 Broadway, Redwood City, California 94063-3199, together with any future owner of the Property or any part thereof or interest therein.

     1.2 Beneficiary: DDJ Capital Management, LLC, as Holders' Agent under the Note Purchase Agreement (defined below) for the Holders defined therein, together with any future holder of the Notes.

     1.3  Trustee:  The Public Trustee of  El Paso County, Colorado.

     1.4 Notes: Collectively, the Grantor's Senior Discount Notes (as defined in the Note Purchase Agreement) of even date herewith, in the maximum principal amount of $8,919,555.56 due May 31, 2001, unless such due date is extended or accelerated, together with all renewals, extensions, and modifications of the Notes, issued by Grantor in accordance with the terms and conditions of the Note Purchase Agreement, and any note delivered in substitution or exchange for any such note. All terms and provisions of the Notes are incorporated by this reference in this Deed of Trust.

     1.5 Note Purchase Agreement: The Note Purchase Agreement of even date herewith by and among Grantor, Ampex Corporation, a Delaware corporation, as guarantor thereunder (the "Guarantor"), the purchasers listed on the signature pages thereto (collectively, the "Holders"), and Beneficiary, as agent for the Holders; pursuant to which Grantor has issued the Notes made payable to the Holders and Guarantor, as owner of all of the issued and outstanding capital stock of the Grantor, has guaranteed the obligations of the Grantor under the Notes and the Note Purchase Agreement.

     1.6  Real Property:  The real property described in Exhibit A, attached
                                                         ---------
hereto and by this reference incorporated herein, together with all right, title and interest of Grantor in the following with respect to the real property, whether now owned or hereafter acquired by Grantor:

          (a) All improvements now or hereafter located on such real property and all easements and appurtenances thereto;
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          (b) The land lying within any street or roadway adjoining the real property; any vacated or hereafter vacated street or alley adjoining the real property; and any strips and gores adjoining the real property;

          (c) All and singular the passages, waters, water rights (whether tributary or non-tributary or not non-tributary), water courses, riparian rights, wells, well permits, water stock, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the real property, including homestead and any other claim at law or in equity, as well as any after-acquired title, franchise or license, and the reversion and reversions and remainder and remainders thereof;

          (d) All of the rents, royalties, income (including, without limitation, operating income), receipts, revenues, issues, and profits of and from the use, operation, or enjoyment of such real property and improvements (collectively, the "Income"), whether such Income is attributable to the period, or is collected, prior to or subsequent to any default by Grantor;

          (e) All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached or incorporated, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such real property or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all lighting, utility, and power equipment; engines; pipes; pumps; tanks; motors; conduits; utility systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, signage, heating, air-conditioning; communication apparatus; water heaters; ranges; furnaces; appliances, refrigerators, stoves; shades, awnings, screens, storm doors and windows; attached cabinets; rugs, carpets and draperies and all additions thereto and replacements therefor;

          (f) All plans and specifications for the improvements on the real property; soil, environmental, engineering, land planning maps, surveys and other studies and reports concerning the real property or prepared for the orderly planning and development of the real property, including all plans, drawings and studies concerning the platting or replatting of the real property; all marketing related materials prepared to market the improvements on the real property, including, but not limited to, any sales center, scale models, marketing brochures, presentations and advertising signs; all contracts and subcontracts relating to the improvements on the real property, or any thereof;

          (g) All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, casualty or injury to, or decrease in the value of, any of such real property, including without limitation all property insurance payments, proceeds and policies related to such real property; and

          (h) All other and greater rights and interests of every nature in such property and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor.

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     1.7 Chattels: All right, title and interest of the Grantor in and to the following with respect to the Real Property: All fixtures, fittings, building machinery, building apparatus, building equipment, building and other materials intended to be affixed to or incorporated into the Real Property, supplies, and other tangible personal property in the nature of fixtures affixed to the Real Property for the operation of the building (other than Grantor's trade fixtures and equipment) now owned or hereafter acquired by Grantor and used, intended for use, or reasonably required in the development, construction, reconstruction, alteration, repair, or operation of the Property and any improvements or infrastructure located thereon, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof, including, without limitation, to the extent not deemed to be real property under this Deed of Trust, all apparatus, machinery, motors, elevators, fittings, equipment, and other furnishings (other than Grantor's trade fixtures and equipment) and all plumbing, lighting, heating, ventilation, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto.

     1.8 Intangible Personalty: All right, title and interest of the Grantor in and to the following with respect to the Real Property:

          (a) All of the licenses, permits, franchises, and other entitlements to use and all rights thereto which have been issued by or which are pending before any governmental or quasi-governmental agency which are necessary or appropriate for the Property (other than operating permits related solely to Grantor's business operations);

          (b) All water taps, sewer taps, building permits, curb cut permits, storm water discharge permits, refunds, rebates or deposits due or to become due from any utility companies or governmental entity, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the real property; and

          (c) The absolute right to all of Grantor's rights in and to contract rights related to the ownership or operation of the Real Property, leases, concessions, operating systems, warranties, licenses, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property.

     1.9 Property: The Real Property, the Chattels and the Intangible Personalty are sometimes collectively called the "Property." It is specifically understood that the enumeration of any specific articles of the Property, including Chattels and Intangible Personalty shall in no wise exclude or be held to exclude any items of property not specifically mentioned. All of the Real Property, Chattels and Intangible Personalty, whether affixed or annexed or not, and all rights hereby conveyed and mortgaged are intended to be as a unit and are hereby understood and agreed and declared to be appropriated to the use of the real estate, and shall for the purposes of this Deed of Trust be deemed to be real estate and conveyed and mortgaged hereby.

     1.10 The Secured Obligations: The Property is granted and shall be held for the purpose of securing:

          (a)  The payment of the indebtedness as evidenced in the Notes;

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          (b) The performance and observance of all terms, covenants, conditions, and provisions to be performed or observed by the Grantor pursuant to the terms of (i) the Note Purchase Agreement, (ii) this Deed of Trust, (iii) UCC-1 financing statements required to perfect the Beneficiary's security interest in the personal property as granted by the Deed of Trust, if any (the "Financing Statement"), and (iv) any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements, assignments (both present and collateral), side letters, as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements". The Notes, the Note Purchase Agreement, this Deed of Trust, Financing Statement, Related Agreements and any and all other documents or instruments executed in connection with the foregoing to evidence or secure the Notes shall be hereinafter collectively called the "Loan Documents");

          (c) The payment of all sums expended or advanced by Beneficiary pursuant to the terms hereof.

                                   ARTICLE 2

                                GRANTING CLAUSE

     2.1  Grant to Trustee.  As security for the Secured Obligations, Grantor
           ----------------
hereby grants, bargains, sells, and conveys the Property to Trustee, in trust forever, for the use and benefit of Beneficiary, and subject to all provisions hereof.

     2.2  Security Interest to Beneficiary.  As additional security for the
          --------------------------------
Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Chattels and in the Intangible Personalty and in such of the Real Property as may be deemed personalty (collectively, the "Collateral"). To the extent any of the Collateral may be or has been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Deed of Trust constitutes a Security Agreement under the Uniform Commercial Code of Colorado (the "Code") with respect to any part of the Property and Collateral that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate; all of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this section shall not limit the generality or applicability of any other provision of this Deed of Trust but shall be in addition thereto:

          (a) The Collateral shall be used by Grantor solely for business purposes, being installed upon or owned in connection with the real estate comprising part of the Property for Grantor's own use or as the equipment and furnishings furnished by Grantor, as owner, to tenants of the Property;

          (b) The Chattels shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary and the Chattels may be affixed to such real estate but shall not be affixed to any other real estate;

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          (c) No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Grantor will, at its cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;

          (d) The terms and provisions contained in this section and in Section
     7.5 of this Deed of Trust shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

          (e) This Deed of Trust constitutes a security agreement and financing statement under the Code with respect to the Collateral. As such, this Deed of Trust covers all items of the Collateral that are personal property including all items which are to become fixtures. Grantor is the "Debtor" and Beneficiary is the "Secured Party" (as those terms are defined and used in the Code) insofar as this Deed of Trust constitutes a financing statement.

                                   ARTICLE 3

                         BORROWER'S TITLE AND AUTHORITY

     3.1  Warranty of Title.  Grantor represents and warrants to Beneficiary
          -----------------
that Grantor has good and clear record and marketable title to the Property in fee simple absolute, subject only to the lien of general taxes for the current year, payable the following year, a lien due and payable, but not yet delinquent and those additional matters, if any, set forth in Exhibit B, attached hereto
                                                   ---------
and by this reference incorporated herein ("Permitted Exceptions"). Grantor further represents and warrants to Beneficiary that Grantor is the absolute owner of the Collateral, free of any liens, encumbrances, security interests, and other claims whatsoever, except insofar as the Collateral may be encumbered by the lien of general taxes for the current year, payable the following year, a lien due and payable, but not yet delinquent. Grantor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular, all of the Property and property interest granted and conveyed in trust pursuant to this Deed of Trust, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject to the Permitted Exceptions. The warranties contained in this section shall survive foreclosure of this Deed of Trust, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property or the Collateral pursuant to any such foreclosure.

     3.2  Waiver of Homestead and Other Exemptions.  To the extent permitted
          ----------------------------------------
by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

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     3.3  Due Authorization.  If Grantor is other than a natural person, then
          -----------------
each individual who executes this document on behalf of Grantor represents and warrants to Beneficiary that such execution has been duly authorized by all necessary corporate, partnership, or other action on the part of Grantor.

                                   ARTICLE 4

                        BORROWER'S AFFIRMATIVE COVENANTS

     4.1  Payment of Notes.  Grantor will pay all principal, interest, and
          ----------------
other sums payable under the Notes or this Deed of Trust or the Loan Documents, on the date when such payments are due, without notice or demand.

     4.2  Performance of Other Obligations.  Grantor will promptly and strictly
          --------------------------------
perform and comply with all other covenants, conditions, and prohibitions required of Grantor and Guarantor by the terms of the Loan Documents.

     4.3  Other Encumbrances.  Grantor will promptly and strictly perform and
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comply with all covenants, conditions, and prohibitions required of Grantor and
Guarantor in connection with any other encumbrance affecting the Property or the Collateral, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof. This paragraph does not authorize any lien or encumbrance against the Property or the Collateral except as permitted by Section 3.1 or with the prior written consent of the Beneficiary as provided in this Deed of Trust.

     4.4  Maintaining Priority of Deed of Trust. Grantor shall, at its expense,
          -------------------------------------
cause the recordation of this Deed of Trust and of any other instrument evidencing or securing the Notes wherever such recording would or might be required in order to protect the lien and priority of this Deed of Trust or such instrument against the claims of third parties. Grantor shall, at its expense, take such other action and execute and record such other instruments as may be necessary or desirable to preserve and protect the lien and priority of this Deed of Trust and all other instruments evidencing or securing the Notes.

     4.5  Payment of Taxes.
          ----------------
          (a)  Property Taxes.  Grantor will pay, when due, all taxes and
               --------------
     assessments, including without limitation, general, special and metropolitan district taxes, water charges, sewer service charges (collectively, the "Impositions"), which may be levied or imposed at any time against Grantor's interest and estate in the Property or the Collateral. Within thirty (30) days such Impositions are due, Grantor will deliver to Beneficiary an official receipt for such payment or other evidence that such payment has been made.

          (b)  Intangible Taxes.  If by reason of any statutory or
               ----------------
     constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Notes, against Beneficiary arising directly from Beneficiary's interests in the Loan Documents (other than a tax based on Beneficiary's income), or against any security interest of Beneficiary in the Property, Grantor will pay such tax, assessment, or other charge before delinquency and will indemnify Beneficiary against all loss,

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     expense, or diminution of income in connection therewith. In the event
     Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing so, then the Notes will, at Beneficiary's option, become due and payable in full upon 60 day's notice to Grantor.

          (c)  Right to Contest.  Notwithstanding any other provision of this
               ----------------
     section, Grantor will not be deemed to be in default solely by reason of Grantor's failure to pay any Impositions so long as, in Beneficiary's judgment, each of the following conditions is satisfied:

               (i) Grantor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such Impositions; and

               (ii) Nonpayment of such Impositions will not result in the loss or forfeiture of any Property encumbered hereby or any interest of Beneficiary therein; and

               (iii) Grantor has set aside reserves on its books to the extent required by GAAP (as defined in the Note Purchase Agreement).

               (iv) If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the Impositions in question, together with any interest and penalties thereon, within ten days after Beneficiary gives notice of such determination.

     4.6  Maintenance of Insurance.
          ------------------------
          (a)  Coverages Required.  Grantor shall maintain and deposit with the
               ------------------
     Beneficiary original certificates of insurance policies issued by financially sound and reputable insurance companies licensed to conduct business within the state where the Property and Collateral is located and written in form and content in accordance with the terms of the Note Purchase Agreement and otherwise acceptable to Beneficiary, with appropriate mortgagee clauses in favor of Beneficiary, providing the following minimum insurance coverages for the Property and Collateral:

               (i) Commercial general public liability insurance covering the Property, the Collateral and Grantor in an amount satisfactory to the Beneficiary, with the Beneficiary named as an additional insured;

               (ii) Throughout the period of any construction of any buildings or improvements on the Property, all-risk course of construction insurance with standard non-contributing mortgage clause, a lender's Loss Payable Endorsement naming the Beneficiary and/or assigns as loss payee, attached together with a full replacement cost endorsement (provided that in no event, however, may the amount of coverage to be maintained by Grantor be less than the amount of coverage necessary to prevent Grantor's co-insurance of loss) ("Builder's Risk Insurance") in an amount sufficient to cover costs of replacement for any item of development or construction which would be covered by Builder's Risk Insurance;

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               (iii) Throughout the period of any construction of any buildings or improvements on the Property, Worker's Compensation Insurance covering all persons engaged in the development or construction of the improvements on the Property in accordance with the requirements of applicable law.

               (iv) Fire and extended coverage property damage insurance, including, but not limited to all risk insurance, in an amount equal to the full replacement value of the improvements, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Beneficiary, with the Beneficiary named as an additional insured and as a loss payee;

               (v) Flood insurance required by and obtainable through the National Flood Insurance Program sufficient to cover any damage which may be anticipated in the event of flood unless Grantor has provided Beneficiary evidence satisfactory to Beneficiary that no portion of the Property is located within the boundaries of the 100 year flood plain; and

               (vi) Boiler and machinery insurance when risks covered thereby are present and Beneficiary requires such insurance.

     Each of the foregoing policies shall contain a clause requiring thirty (30) day notice to Beneficiary of cancellation, termination or material modification. Grantor shall provide proof of premiums paid and, throughout the term of the Secured Obligations, shall provide evidence to Beneficiary no later than thirty
(30) days prior to expiration of each annual policy of payment of renewal premiums and continuation of insurance coverage. A copy of each insurance policy certified as complete and correct by Grantor shall be delivered to Beneficiary. If coinsurance is applicable, a certificate of adequacy shall be obtained from the insurer and delivered to Beneficiary.

          (b)  Renewal Policies.  Not less than fifteen (15) days prior to the
               ----------------
     expiration date of each insurance policy required pursuant to subsection 4.6(a) above, Grantor will deliver to Beneficiary a copy of an appropriate renewal policy certified by Grantor as complete and accurate, together with evidence satisfactory to Beneficiary that the applicable premium has been prepaid.

          (c)  Application of Hazard Insurance Proceeds.  If no Event of
               ----------------------------------------
     Default has occurred, Beneficiary shall pay to Grantor such portion of any insurance proceeds received by it with respect to an insured casualty as are necessary for Grantor to perform its obligations pursuant to Section
     4.6 (Maintenance and Repair of Property) except to the extent that a different use of such proceeds is, as determined by the Grantor, in good faith, desirable in the conduct of its business or the business of the Guarantor and not disadvantageous in any material respect to the Holders under the Note Purchase Agreement. Any insurance proceeds received by Beneficiary with respect to an insured casualty at a time when an Event of Default has occurred may, in Beneficiary's sole discretion, either be retained and applied by Beneficiary toward payment of the Secured Obligations, or be paid over to Grantor to pay for repairs or replacements necessitated by the casualty; provided, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Grantor. Beneficiary will have no obligation to see to the proper application of any insurance proceeds paid over to Grantor, nor will any such

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     proceeds received by Beneficiary bear interest or be subject to any other charge for the benefit of Grantor.

     In case of loss after foreclosure proceedings have been instituted, the insurance proceeds received by Beneficiary with respect to an insured casualty, if not applied as aforesaid in rebuilding or restoring the buildings or improvements, shall be used to pay the amount due the Beneficiary and the balance, if any, shall be paid to the owner of the equity of redemption if such owner shall then be entitled to the same. In case of a judicial foreclosure of this Deed of Trust, the Court in its decree may provide that the mortgagee's clause attached to each insurance policy may be canceled and that the decree creditor may cause a new loss clause to be attached to each policy making the loss thereunder payable to the decree creditor; and any such foreclosure decree may further provide that in case of one or more redemptions under such decree, pursuant to the statute in such case made and provided, then and in every such case, each successive redemptor may cause the preceding loss clause attached to each insurance policy to be canceled and a new loss clause to be attached thereto, making the loss thereunder payable to such redemptor. In the event of foreclosure sale, Beneficiary is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary may deem advisable, to cause the interest of such purchaser to be protected by any of the insurance policies.

          (d)  Successor's Rights.  Any person who acquires title to the
               ------------------
     Property or the Collateral upon foreclosure hereunder will succeed to all of Grantor's rights under all policies of insurance maintained pursuant to this section, including, without limitation, all rights to all claims under all such insurance policies regardless of the nature of such claim or when such claim arose.

     4.7  Maintenance and Repair of Property and Collateral.  Grantor will at
          -------------------------------------------------
all times maintain the Property and the Collateral in good condition and repair, and will diligently prosecute the completion of any infrastructure, building or other improvement which is at any time in the process of construction on the Property in full compliance with all building codes and other governmental requirements. Grantor will promptly repair, restore, replace, or rebuild any part of the Property or the Collateral which may be affected by any casualty or any public or private taking or injury to the Property or the Collateral. Any repair, restoration, replacement, or rebuilding shall be consistent with all applicable laws and regulations. All costs and expenses arising out of the foregoing shall be paid by Grantor whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Grantor will comply with all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property and the Collateral, including but not limited to any environmental or ecological requirements, legislation or regulations with respect to the Americans With Disabilities Act; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may, upon establishing sufficient reserves therefor in accordance with GAAP, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Beneficiary and any person authorized by Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Collateral, wherever located, at all reasonable times.

     4.8  Performance of Lease Obligations.  Grantor will perform promptly all
          --------------------------------
of Grantor's obligations under or in connection with each present and future lease of all or any part

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of the Property. If Grantor receives at any time any written communication from the tenant under any Lease asserting a default by Grantor under any Lease, or purporting to terminate or cancel any Lease, Grantor will promptly forward a copy of such communication (and any subsequent communications relating thereto) to Beneficiary.

     4.9  Recertified Appraisal.  If at any time (a) an Event of Default under
          ---------------------
the Loan Documents has occurred (giving effect to applicable cure and notice periods, if any, contained in the Loan Documents), or (b) the Beneficiary determines in its sole opinion that the security for the Loan has been physically or economically impaired in any material manner, or (c) the Beneficiary is required by law or regulation to obtain a new appraisal, the Beneficiary may require a new appraisal of the Property in form and content acceptable to the Beneficiary to be prepared at Grantor's expense.

     4.10  Condemnation.  Grantor hereby assigns, transfers and sets over unto
           ------------
Beneficiary the entire proceeds of any award or any claim for damages for any of the Property taken or damaged under the power of eminent domain or by condemnation. Beneficiary may elect, in its discretion, to apply the proceeds of the award upon or in reduction of the Secured Obligations, whether due or not.

     4.11  Mechanics' Liens.  Grantor will keep the Property free and clear of
           ----------------
all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons.

     4.12  Defense of Actions.  Grantor will defend, at Grantor's expense, any
           ------------------
action, proceeding or claim which affects any Property encumbered hereby or any interest of Beneficiary in such Property or in the Secured Obligations, and will indemnify and hold Beneficiary harmless from all loss, damage, cost, or expense, including attorneys' fees, which Beneficiary may incur in connection therewith.

     4.13  Inventories; Assembly of Chattels.  Grantor will, from time to time
           ---------------------------------
at the request of Beneficiary, supply Beneficiary with a current inventory of the Chattels, in such detail as Beneficiary may require. Upon the occurrence of any Event of Default hereunder, Grantor will, at Beneficiary's request assemble the Chattels and make the Chattels available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both parties.

     4.14  Further Assurances; Estoppel Certificates.  Grantor will execute and
           -----------------------------------------
deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Grantor will also, within ten (10) days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Notes, and (b) whether Grantor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

     4.15   Financial Statements and Inspection of Records.  Grantor covenants
            ----------------------------------------------
and agrees to furnish Beneficiary, such certified reports, financial statements, supporting schedules, tax returns and such other financial data as required under Section 7.3 of the Note Purchase Agreement covering the operation of the Property, including but not limited to certified rent rolls, income and expense statements and balance sheets, and the financial condition of Grantor and Guarantor, each of their respective general partners, Guarantors, and any other principals of Grantor or Guarantor as may be required by the Beneficiary from time to time, in form and content satisfactory to the Beneficiary, in addition to the specific financial data required by Section 7.3 of the Note Purchase Agreement.

     All financial data provided to the Beneficiary, unless required by the Beneficiary to be prepared by independent audit, shall be certified to Beneficiary by the managing general partner or chief financial officer of Grantor or Guarantor, as the case may be, to be complete, correct and accurate in all material respects and to be prepared in accordance with generally accepted accounting principles consistently applied.

     4.16  Security Deposits.  If required by the Beneficiary, Grantor shall
           -----------------
keep and maintain in a separate bank account with Beneficiary, any security deposits or advance payments received from tenants in lieu of security deposits. Upon the Beneficiary's request, the Beneficiary shall be named on the bank account and no funds shall be withdrawn therefrom without the prior written consent of the Beneficiary.

     4.17  Environmental Representations and Warranties; Covenants.
           -------------------------------------------------------
          (a) The term "Hazardous Substance," when it appears in this Deed of Trust, is used in the broadest sense and shall mean oil, any petroleum based product or derivative (and any fraction thereof), any petroleum additive, pesticides, paints, solvents, polychlorinated biphenyls, lead, cyanide, DDT, acids, bases, ammonium compounds, ethylene glycol, antifreeze, asbestos (in any form), chemicals, or any substance or material defined or designated as hazardous, toxic, regulated, or other similar term, by any federal, state or local environmental statute, regulation, ordinance or policy presently in effect or which may be promulgated in the future, as they may be amended from time to time ("Environmental Laws"), including but not limited to: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Solid Waste
                                                        -------
     Disposal Act, as amended by the Resource Conservation and Recovery Act,
     42 U.S.C. (S) 6901 et seq.; the Emergency Planning and Community
                        -------
     Right-To-Know Act, 42 U.S.C. (S)(S) 1101 et seq.; the Federal Water
                                              -------
     Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; the Oil Pollution
                                                  -------
     Act, 33 U.S.C. (S)(S) 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C.
                                -------
     (S)(S) 300f-300j; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the
                                                                -------
     Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq.;
                                                                   -------
     the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601
         -------
     et seq.; the Colorado Hazardous Waste Act, C.R.S. (S)(S) 25-15-101 et seq.;
     -------                                                            -------
     Colorado's Hazardous Waste Sites law, C.R.S. (S)(S) 26-16-101 et seq.; the
                                                                   -------
     Colorado Hazardous Substances Act of 1973, C.R.S. (S) 25-5-501 et seq.; the
                                                                    -------
     Colorado Water Quality Control Act, C.R.S. (S)(S) 25-8-101 et seq.; the
                                                                -------
     Colorado Underground and Aboveground Storage Tank law, C.R.S (S)(S) 8-20.5-101 et seq.; the Colorado Air Quality Control Act, C.R.S. (S)(S)
                -------
     25-7-101 et seq.; and Colorado's Hazardous Materials Transportation Act,
              -------
     C.R.S. (S)(S) 43-6-101 et seq.; and all regulations promulgated under or
                            -------
     which implement the foregoing laws.

          (b) The term "Environmental Event" means (i) the generation, storage, disposal, removal, transportation or treatment of any Hazardous Substances on the Property (or on any of the real property adjoining or in the vicinity of the Property, if through soil or ground water migration, such Hazardous Substances could have come to be located at any portion of the Property); (ii) the receipt by the Grantor of any notice or claim of any violation of any Environmental Law or of any action based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on the Property; or (iii) the presence or release or threat of release of any Hazardous Substances at or upon the Property or other property of the Grantor resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction over the Grantor, any of the Property or any such other property of the Grantor.

          (c) The Grantor represents and warrants that (except as heretofore disclosed to the Beneficiary in writing) there has been no Environmental Event in violation of applicable law. The Grantor covenants to comply strictly with (and to cause each occupant of any portion of the Property to comply strictly with) the requirements of all Environmental Laws and to notify the Beneficiary promptly of the occurrence of any Environmental Event; provided, however, that nothing contained herein will be deemed to require the Grantor to comply with any Environmental Laws which the Grantor is diligently contesting in good faith by appropriate proceedings which serve to stay the remedies of the State of Colorado and all other relevant Persons so that no lien or other property interest of the Beneficiary or any Holder will be jeopardized and as to which the Grantor is maintaining adequate reserves. The Grantor hereby covenants to protect, indemnify and hold the Beneficiary and the Holders harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Beneficiary under or on account of any Environmental Laws (whether or not resulting from an Environmental Event heretofore disclosed) and relating to the Property or any portion thereof, including, without limitation, the filing of a lien or claim for recovery of costs against the Property or any portion thereof or the Grantor by or in favor of the State of Colorado; but excluding any loss, liability, damage or expense resulting from a release of Hazardous Substances which (i) occurs after foreclosure of this Deed of Trust or following and during the continuance of entry by the Beneficiary or any Holder as a mortgagee-in-possession and (ii) does not result in any manner from actions taken or circumstances existing prior to such foreclosure or entry.

          (d) In the event that the Grantor or any occupant of any of the Property shall fail to comply strictly with the requirements of any Environmental Laws and, in the reasonable opinion of the Beneficiary, the effect of such failure (singly or together with all other then existing failures to comply with any Environmental Laws, but giving effect to the reasonable prospects of remediation) could have a material adverse effect on the use, saleability or value of any portion of the Property, the Beneficiary may by not less than 60 days' prior written notice to the Grantor declare an Event of Default to exist under this Deed of Trust and shall have the rights and remedies provided in Article VII hereof and/or in the Note Purchase Agreement consequent upon a Default or an Event of Default. The Beneficiary, at its election and in its sole discretion, may (but is not obligated to) cure any failure on the part of the Grantor or any such occupant to comply with any of the Environmental Laws and, without limitation, may take any the following actions:

          (a) to the extent legally permissible, arrange for the prevention and/or clean-up of any Hazardous Substances in or on the Property, and pay for such prevention and/or clean-up costs and associated costs;

          (b) pay, on behalf of the Grantor, any fines or penalties imposed on the Grantor by any governmental agency or authority (federal, state or local) in connection with such failure to comply with any of the Environmental Laws; and

          (c) make any other payment or perform any other act which will prevent or discharge a lien or claim by or in favor of the State of Colorado or any other federal, state or local governmental agency or authority from attaching to or being asserted against the Property.

     The Beneficiary will give the Grantor not less than 10 days' prior written notice before acting under any of clauses (a)-(c) above, except that the Beneficiary may act after such shorter notice period as is reasonably practicable or upon no notice at all in the case of emergency (as reasonably determined by the Beneficiary), including, without limitation, imminent risk of damage to, or forfeiture of, the Property or any material portion thereof or imminent threat of harm to any person in, on or in the vicinity of the real estate constituting any portion of the Property. Any partial exercise by the Beneficiary of the remedies herein set forth, or any partial undertaking on the part of the Beneficiary to cure the Grantor's failure to comply with any of the Environmental Laws, shall not obligate the Beneficiary to complete the actions taken or require the Beneficiary to expend further sums to cure the Grantor's noncompliance; neither shall the exercise of any such remedies operate to place upon the Beneficiary any responsibility for the operation, control, care, management or repair of any portion of the Property or make the Beneficiary the "operator" of any portion of the Property within the meaning of any Environmental Laws or a so-called lender in possession. Any amount paid or costs incurred by the Beneficiary as a result of the exercise by the Beneficiary of any of the rights hereinabove set forth shall be paid by the Grantor to the Beneficiary on demand, together with interest thereon at the Default Rate (as defined in the Note Purchase Agreement), such interest to accrue from the date such amount was paid or cost incurred through the date of payment by the Grantor. All such amounts and costs and the interest thereon, until paid, shall be added to and become a part of the obligations secured hereby; and the Beneficiary, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Grantor to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to the Grantor's title who may be a "responsible party" under any Environmental Laws in connection with any Environmental Event.

     The provisions of this Section 4.17 shall survive payment of the Obligations and payment and discharge of this Deed of Trust.

     4.18  Indemnity.  Except with respect to any loss, liability, damage or
           ---------
expense resulting from a release of Hazardous Substances which (i) occurs after foreclosure of this Deed of Trust or following and during the continuance of entry by the Beneficiary or any Holder as a mortgagee-in-possession and (ii) does not result in any manner from actions taken or circumstances existing prior to such foreclosure or entry, Grantor shall be solely responsible for, and shall indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Substance on, under or about the Property, including, without limitation: (a) all foreseeable consequential damages; (b) the costs of any required or necessary repair, cleanup or detoxification of the Property; and the preparation and implementation of any closure, remedial or other required plans; and (c) all reasonable costs and expenses incurred by Beneficiary in connection with clauses (a) and (b), including but not limited to reasonable attorneys' fees. The agreements contained in this Section 4.18 shall survive the repayment of the indebtedness and the termination of this Deed of Trust, whether by foreclosure or release, as a separate and independent contract between Grantor and Beneficiary.

                                   ARTICLE 5

                         BORROWER'S NEGATIVE COVENANTS

     5.1  Waste.  Grantor will not commit or permit any waste with respect to
          -----
the Property or the Collateral.

     5.2  Zoning and Private Covenants.  Grantor will not initiate, join in, or
          ----------------------------
consent to any change in any zoning ordinance or classification, any change in the "zone lot" or "zone lots" (or similar zoning unit or units) presently comprising the Property, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the express written consent of Beneficiary.

     5.3  Disposition of Mortgaged Property, Leases, or Beneficial Interest in
          --------------------------------------------------------------------
Grantor.  It is expressly acknowledged, covenanted and agreed that, except as
-------
otherwise permitted under the terms of the Note Purchase Agreement, there shall be no sale, lease (except for leases of space in the improvements on the Property subordinate to this Deed of Trust), exchange, assignment, conveyance, encumbrance, mortgage, alienation, transfer or other disposition (herein collectively called a "Disposition") of (a) all or any portion of the Property or any lease thereof (or any interest therein) which gives the lessee any option to purchase the Property or any part thereof, or (b) all or any part of the legal or beneficial ownership interest in Grantor, unless Beneficiary has provided its prior written consent thereto. In the event there occurs a Disposition which is not permitted by the terms of the Note Purchase Agreement and without Beneficiary's written consent, then Beneficiary may, at Beneficiary's option, accelerate the maturity of the Notes and enforce any and all of Beneficiary's rights, remedies and resources set forth in this Deed of Trust upon the occurrence of an Event of Default. It is acknowledged and agreed that the Beneficiary may arbitrarily withhold, at its sole option, its consent to any Disposition as described above. Grantor agrees to provide Beneficiary at least thirty (30) days prior written notice of any proposed Disposition together with complete information regarding such Disposition. Beneficiary's failure to respond or otherwise consent within such thirty (30) day period shall be deemed a denial of the request for approval. Beneficiary's failure to exercise its remedies hereunder for a disapproved Disposition shall not be construed as a waiver of Beneficiary's right to subsequently exercise such remedies, and Beneficiary's approval of a Disposition shall not be construed as a waiver of the provisions hereof with respect to any subsequent Disposition. The rights and options herein granted to Beneficiary may be exercised at Beneficiary's sole option and discretion, need not be based upon an increased business risk or any other risk, and are an integral and valuable part of the security given to Beneficiary.

     5.4  Further Encumbrance of Property.  Except with respect to Permitted
          -------------------------------
Liens (as defined in the Note Purchase Agreement), Grantor will not create, place or permit to be created or placed or allow to remain against the Property any mortgage or deed of trust, regardless of whether the same is expressly subordinate to the liens and security interests imposed hereby or by any other instruments securing the Secured Obligations and Grantor shall not encumber the Property without the prior written consent of Beneficiary, which consent shall be granted or withheld in Beneficiary's sole discretion.

     5.5  Transfer or Removal of Chattels.  Except as otherwise permitted
          -------------------------------
under the terms of the Note Purchase Agreement, Grantor will not sell, transfer or remove from the Property all or any material part of the Chattels, unless the items sold, transferred, or removed are simultaneously replaced with similar items of equal or greater value.

     5.6  Further Encumbrance of Collateral.  Except with respect to Permitted
          ---------------------------------
Liens (as defined in the Note Purchase Agreement), Grantor will not create or permit any junior lien, security interest or other encumbrance against the Collateral without the prior written consent of Beneficiary, which consent shall be granted or withheld in Beneficiary's sole discretion.

     5.7  Improper Use of Property or Collateral.  Grantor will not use the
          --------------------------------------
Property or the Collateral for any purpose or in any manner, or take any action with respect to the Property which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

                                   ARTICLE 6

                               EVENTS OF DEFAULT

     6.1  Events of Default.  Each of the following events will constitute a
          -----------------
default (an "Event of Default") under this Deed of Trust and under each of the other Loan Documents:

          (a) Grantor shall fail to pay when due any installment of interest and/or principal on the Note as provided in the Note Purchase Agreement and any deposit or payment required hereunder, under the Note Purchase Agreement, under the Note, or under any of the other Loan Documents.

          (b) Grantor shall breach or fail to perform any obligation, covenant, agreement, term or provision required to be performed or observed by Grantor hereunder and such failure shall continue for a period of thirty
     (30) days after Grantor first becomes aware of such failure.

          (c) If any representation or warranty made to Beneficiary by Grantor shall have been false or incorrect in any material respect on the date as of which the same was made or has become false or incorrect in any respect, if such representation or warranty was ongoing in nature.

          (d) If Grantor or Guarantor makes an assignment for the benefit of creditors, or if a receiver shall be appointed for Grantor or Guarantor or for the Property, or any part thereof, or if Grantor or Guarantor is the subject of a bankruptcy, reorganization, or insolvency proceeding (voluntarily or involuntarily) and, in the case of an involuntary proceeding under the Federal Bankruptcy Code, if such proceeding shall not be dismissed within forty-five (45) consecutive days from the commencement thereof.

          (e) Grantor's or Guarantor's default, following expiration of any applicable notice requirements and cure periods, in the performance of any of its obligations under any other mortgage, deed of trust, lien, encumbrance, security agreement, or ground lease affecting the Property, or any portion thereof, and permitted by Beneficiary pursuant to the terms of this Deed of Trust, irrespective of whether or not any such permitted instrument is subordinate to the lien of this Deed of Trust.

          (f) The occurrence of an Event of Default under the terms of the Notes, the Note Purchase Agreement, or any other Loan Documents.

          (g) Grantor shall have no grace or cure periods pursuant to this
     Article 6 to cure Defaults under any of the following Sections except to the extent otherwise provided therein: 4.5 (Insurance); 10 (Actions by Lender to Preserve the Property); 4.4 (Maintaining Priority of Deed of Trust); 5.4 and 5.6 (Encumbrance of the Property or any Interest in Grantor); and 5.3 (Transfers).

                                   ARTICLE 7

                                    REMEDIES

     Immediately upon or any time after the occurrence of any Event of Default hereunder, Beneficiary may, at the direction of the Holders holding at least 50% in principal amount of the then outstanding Notes, exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary and such Holders may determine in their sole discretion:

     7.1  Performance of Defaulted Obligations.  Beneficiary may make any
          ------------------------------------
payment or perform any other obligation under the Loan Documents which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor, which appointment is coupled with Beneficiary's interest in the Property and the Collateral. All payments made and expenses (including attorneys' fees and legal assistants' fees) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate, as set forth in the Notes, from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary.

     7.2  Specific Performance and Injunctive Relief.  Notwithstanding the
          ------------------------------------------
availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any default.

     7.3  Acceleration of Secured Obligations.  Beneficiary may, without
          -----------------------------------
notice or demand, declare all of the Secured Obligations immediately due and payable in full in accordance with the terms and provisions of Section 9.2 of the Note Purchase Agreement.

     7.4  Possession of Property.  Beneficiary may enter and take possession
          ----------------------
of the Property without seeking or obtaining the appointment of a receiver, and may employ a managing agent for the Property, either in Beneficiary's name or in the name of Grantor.

     7.5  Enforcement of Security Interests.  Beneficiary may exercise all
          ---------------------------------
rights of a secured party under the Uniform Commercial Code with respect to the Collateral, including but not limited to taking possession of, holding, and selling the Collateral and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary's giving of such notice to Grantor at least 15 days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. If permitted by statute or court decision, the Collateral may be sold by the Trustee as part of the foreclosure sale of the Property.

     7.6  Foreclosure Against Property.  Beneficiary may foreclose this Deed of
          ----------------------------
Trust, insofar as it encumbers the Property, either by judicial action or through a public trustee foreclosure sale through the Trustee in the manner provided by statute.

          (a) If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or lot or en masse, as
                                                             -- -----
     Beneficiary may elect at the direction of the Holders holding at least 50% in principal amount of the then outstanding Notes, in their sole discretion. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks' public notice of the time and place of such sale by advertisement weekly five times in some newspaper of general circulation then published in the County in which the Property is located.

          (b) All fees, costs and expenses of any kind incurred by the Trustee or Beneficiary in connection with, or preparation for, foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals, engineering or environmental testing and evaluations of the Property obtained by Beneficiary, all costs of any receivership for the Property advanced by Beneficiary, and all attorneys', legal assistants' and consultants' fees, experts' evidence, stenographers' charges, publication costs, (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) costs of procuring all such abstracts of title, title searches, title insurance policies, and similar data with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale the true condition of title to or value of the Property, incurred by Beneficiary, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale. All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Notes or the Property, including probate, bankruptcy proceedings, proceedings to obtain a receiver, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate, as more particularly defined in the Notes and shall be secured by this Deed of Trust.

          (c) The proceeds of any sale under this section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.

          (d) At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Grantor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be.

          (e) Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any officer conducting the foreclosure sale shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

     7.7  Appointment of Receiver.  Beneficiary shall be entitled, as a matter
          -----------------------
of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property, the Leases, and the Rents and Revenues upon ex parte application to any court of competent jurisdiction.
              -- -----
Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver.

     7.8  Right to Make Repairs, Improvements.  Should any part of the
          -----------------------------------
Property come into the possession of Beneficiary or a receiver, after an Event of Default, Beneficiary or the receiver and receiver's agents shall be empowered:

          (a) To take possession of the Property, Leases, Rents and Revenues and any business conducted by Grantor or any other person thereon and any business assets used in connection therewith and any Property in which Beneficiary has a security interest granted by Grantor and, if the receiver deems it appropriate, to operate the same;

          (b) To exclude Grantor and Grantor's agents, servants, and employees from the Property;

          (c) With or without taking possession of the Property, to collect the Rents and Revenues, including those past due and unpaid;

          (d) To rent, lease or let all or any portion of the Property to any party or parties at such rental and upon such terms as the Beneficiary shall, and to pay any leasing or rental commissions associated therewith in its discretion, determine;

          (e) To complete any construction or development which may be in progress;

          (f) To do such maintenance and make such repairs and alterations as the Beneficiary or receiver deems necessary;

          (g) To use all stores of materials, supplies and maintenance equipment on the Property and to replace and replenish such items at the expense of the receivership estate;

          (h) To pay the operating expenses of the Property, including costs of management and leasing or marketing thereof (which shall include lease commissions, sale commissions), payments under contracts and agreements for development and construction;

          (i) To pay all taxes and assessments against the Property and any property which is collateral for the Secured Obligations, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance;

          (j) To borrow from the Beneficiary such funds as may be reasonably necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and the Beneficiary, but not in excess of the Default Rate under the Notes; and

          (k) Generally do anything which Grantor could legally do if Grantor were in possession of the Property.

All expenses incurred by the receiver or the receiver's agent shall constitute part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership (including attorneys' fees incurred by the receiver and by Beneficiary), to expenses of the Property, and to preserve, protect, maintain and operate the Property and any other collateral which is security for the Secured Obligations, and the balance shall be applied toward the Secured Obligations or any deficiency which may result from any foreclosure sale, and then in such other manner as the court may direct. Unless sooner terminated with the express consent of the Beneficiary, any such receivership will continue until all amounts remaining due under the Notes have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired, and in either case, the court has discharged the receiver. Grantor covenants to promptly reimburse and pay to Beneficiary or such receiver, at the place where the Notes are payable, or at such other place as may be designated in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary or such receiver in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary or such receiver at the Default Rate, as set forth in the Notes, and all such expenses, costs, taxes, interest, and other charges shall be part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by

Grantor and, except for Beneficiary's or such receiver's willful misconduct or gross negligence, Beneficiary or such receiver shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured, or to complete development.

     7.9  Further Assurances.  Upon issuance of a deed or deeds pursuant to
          ------------------
foreclosure of this Deed of Trust, all right, title, and interest of the Grantor in and to the Leases shall, by virtue of this instrument, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by the Grantor. Grantor hereby agrees to execute all instruments of assignment or further assurance in favor of such grantee or grantees in such deed or deeds, as may be necessary or desirable for such purpose. But nothing contained herein shall prevent Beneficiary from terminating any subordinated Lease not approved by the Beneficiary through such foreclosure.

                                   ARTICLE 8

                        ASSIGNMENT OF RENTS AND REVENUES

     8.1  Assignment of Rents and Revenues.  To further secure the Secured
          --------------------------------
Obligations, Grantor does hereby sell, assign and transfer unto the Beneficiary all rents, issues, profits and income now due and which may hereafter become due under or by virtue of any lease ("Leases") (collectively "Rents and Revenues"), whether written or verbal, or any letting of, or of any agreement for the sale, use or occupancy of the Property or any part thereof, and all proceeds from, evidence of, and benefits and advantages to be derived therefrom, now or hereafter existing, whether or not with the Beneficiary's approval. The Grantor does hereby appoint irrevocably the Beneficiary its true and lawful attorney in its name and stead (with or without taking possession of the Property) to rent, lease or let any improvements located on the Property, and to collect all of said Rents and Revenues arising from or accruing at any time hereafter, and all now due or that may hereafter become due under each and every of the Leases, written or verbal, or which may hereafter exist on the Property, on the condition that Beneficiary hereby grants to Grantor a license to collect and retain such Rents and Revenue (but expressly not including the right to collect
                                             ---
any rents more than one month in advance or any amount to prepay, terminate, or "buy out" any Leases) prior to the occurrence of any Event of Default under the Loan Documents. Grantor expressly covenants to apply the Rents and Revenue received, after application for operating expenses permitted hereunder, to payment of the Secured Obligations as and when the same become due and in compliance with the Loan Documents. Such license shall be revocable by Beneficiary without notice to Grantor at any time upon or after an Event of Default under the Loan Documents, and immediately upon any such revocation, Beneficiary shall be entitled to receive, and Grantor shall deliver to Beneficiary, any and all Rents and Revenues theretofore collected by Grantor which remain in the possession or control of Grantor and all Leases. It is the intention of the Grantor to create and grant, and it is the intention of Beneficiary to create and receive, a present and absolute assignment of all of the Leases, Rents and Revenue now due or which may hereafter become due, but it is agreed that the Beneficiary's right to collect the Rents and Revenues is conditioned upon the existence of an Event of Default under the Loan Documents. Failure of Beneficiary at any time or from time to time to enforce its rights under this Assignment shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums collected. Nothing contained herein shall be construed as constituting the Beneficiary a mortgagee in possession in the absence of the taking of actual possession of the Property by the Beneficiary pursuant to Section (Beneficiary's Right of Possession In Case of Default) hereof. In the exercise of the powers herein granted to the Beneficiary, no liability shall be asserted or enforced against the Beneficiary, all such liability being expressly waived and released by Grantor.

     8.2  Covenants Regarding Leases.  Grantor agrees:
          --------------------------

          (a) Not to execute any Leases affecting the Property or any part thereof without the prior written consent of Beneficiary;

          (b) Not to collect any of the Rents for more than one (1) month in advance of the time when the same become due under the terms thereof;

          (c)  Not to discount any future accruing Rents;

          (d) Not to execute any other assignments of said Leases or any interest therein or any of the Rents and Revenues thereunder;

          (e) That notwithstanding any variation of the terms of the Deed of Trust or any extension of time for payment thereunder or any release of part or parts of the Property, the Leases and benefits hereby assigned, insofar as they relate to the unreleased Property, shall continue as additional security in accordance with the terms hereof;

          (f) To perform all of the Grantor's covenants and agreements under the Leases and not to suffer or permit to occur any release of liability of the lessees or purchasers.

     8.3  Representations Regarding Leases.  Grantor represents and warrants (a)
          --------------------------------
that, the Leases, if any, are in full force and effect; (b) that the Leases and the Rents and Revenues thereunder have not been heretofore sold, assigned, transferred, or set over by Grantor or by any person or persons whatsoever; (c) that no material default exists on the part of the lessees thereunder, or the Grantor as lessor; (d) that no Rents have been paid by any of the lessees for more than one month in advance; (e) that the payment of none of the rents have been or, will be waived, released, reduced, discounted or otherwise discharged or compromised by the Grantor directly or indirectly by assuming any lessee's obligations with respect to other premises; (f) Grantor has good right to sell, assign, transfer, and set over the same and to grant to and confer upon Beneficiary the rights, interests, powers, and authorities herein granted and conferred.

     8.4  Further Assignments.  Grantor shall give Beneficiary at any time upon
          -------------------
demand any further or additional forms of assignment of transfer of such Rents and Revenues, leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such leases and security.

     8.5  Authority of Beneficiary.  Any tenants or occupants of any part of the
          ------------------------
Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of indebtedness owing to Beneficiary, or the existence of a Default or Event of Default under any Loan Document, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary or a receiver shall be sufficient for the exercise of any rights under Article 8 and the sole receipt of Beneficiary or a receiver for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property; and Grantor hereby releases each such tenant and occupant which makes payments to Beneficiary under this Section 8.5 from any liability under the applicable Lease or occupancy agreement. Checks for all or any part of the rentals collected under Article VIII shall be drawn to the exclusive order of Beneficiary or such receiver.

     8.6  Indemnification of Beneficiary.  Nothing herein contained shall be
          ------------------------------
deemed to obligate Beneficiary to perform or discharge any obligation, duty, or liability of lessor under any Lease of the Property and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss, or damage which Beneficiary may or might incur under any Lease of the Property or by reason of this assignment; and any and all such liability, loss, or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys' fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Beneficiary shall reimburse Beneficiary therefor on demand

     8.7  Beneficiary's Right of Possession in Case of Default.  In any case
          ----------------------------------------------------
in which under the provision of this Deed of Trust, the Beneficiary has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder, promptly upon demand of Beneficiary, Grantor shall surrender to Beneficiary and Beneficiary shall be entitled to take actual possession of the Property or any part thereof personally, or by its agents or attorneys, as for condition broken, and Beneficiary may, at the direction of the Holders holding at least 50% in principal amount of the then outstanding Notes in their sole discretion, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Property, together with all documents, books, records, papers and accounts of the Grantor or then owners of the Property relating thereto, and may exclude the Grantor, its agents or servants, wholly therefrom and may, as attorney-in-fact or agent of the Grantor, or in its own name as Beneficiary and under the powers herein granted, hold, operate, manage and control the Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the rents, issues, revenues and profits of the Property.

     8.8  Survival and Severability.  The provisions of this Article 8 shall
          -------------------------
survive the foreclosure of the lien of this Deed of Trust and the exercise of the power of sale granted under this Deed of Trust until the expiration of all periods of redemption following any such foreclosure or sale and thereafter with respect to all Rents and Revenues arising prior to or attributable to the period prior to the expiration of all such redemption periods.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1  Time of the Essence.  Time is of the essence with respect to all
          -------------------
provisions of this Deed of Trust.

     9.2  Rights and Remedies Cumulative.  Beneficiary's rights and remedies
          ------------------------------
under each of the Loan Documents are cumulative of the rights and remedies available to Beneficiary under each of the other Loan Documents and those otherwise available to Beneficiary at law or in equity. No act of Beneficiary shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.

     9.3  No Implied Waivers.  Beneficiary shall not be deemed to have
          ------------------
waived any provision of this Deed of Trust unless such waiver is in writing and is signed by Beneficiary. Without limiting the generality of the preceding sentence, neither Beneficiary's acceptance of any payment with knowledge of a default by Grantor, nor any failure by Beneficiary to exercise any remedy following a default by Grantor shall be deemed a waiver of such default, and no waiver by Beneficiary of any particular default on the part of Grantor shall be deemed a waiver of any other default or of any similar default in the future.

      9.4  No Third Party Rights.  No person shall be a third party beneficiary
           ---------------------
of any provision of this Deed of Trust. All provisions of this Deed of Trust favoring Beneficiary are intended solely for the benefit of Beneficiary as agent for the Holders, and no third party shall be entitled to assume or expect that Beneficiary will or will not waive or consent to modification of any such provision in Beneficiary's sole discretion.

     9.5  Preservation of Liability and Priority.  Without affecting the
          --------------------------------------
liability of Grantor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Deed of Trust over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Notes, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property or the Collateral shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.

     9.6  Subrogation of Beneficiary.  Beneficiary shall be subrogated to the
          --------------------------
lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

     9.7  Notices.  Any notice required or permitted to be given by Grantor or
          -------
Beneficiary under this Deed of Trust shall be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Grantor:       Ampex Data Systems Corporation
                              500 Broadway
                              Redwood City, CA  94063-3199
                              Attn: Joel D. Talcott
                                    Secretary and General Counsel
                              Fax:  (650) 367-2011
                              Tel:  (650) 367-3440

     With a copy to:          Paul Hastings Janofsky & Walker LLP
                              75 East 55th Street
                              New York, NY  10022-3205
                              Attn: David D. Griffin
                              Fax:  (212) 318-6791
                              Tel:  (212) 318-6673

     If to the Beneficiary:   DDJ Capital Management, LLC
                              141 Linden Street, Suite S-4
                              Wellesley, MA  02482
                              Attn: Wendy Schnipper Clayton
                              Fax:  (781) 283-8555
                              Tel:  (781) 283-8500

     With a copy to:          Palmer & Dodge LLP
                              One Beacon Street
                              Boston, MA  02108
                              Attn:  David L. Ruediger
                              Fax:  (617) 227-4420
                              Tel:  (617) 573-0266



     Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     9.8   Defeasance.  Upon payment and performance in full of all the Secured
           ----------
Obligations and all costs of releasing this Deed of Trust, Beneficiary will execute and deliver to Grantor such documents as may be required to release this Deed of Trust of record (including without limitation, the original Notes).

     9.9  Illegality.  If any provision of this Deed of Trust is held to be
          ----------
illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

     9.10  Obligations Binding Upon Grantor's Successors.  This Deed of Trust is
           ---------------------------------------------
binding upon Grantor and Grantor's successors and assigns, including all grantees and remote grantees of any interest of Grantor in the Property, and shall inure to the benefit of Beneficiary, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor's successors and assigns.

     9.11  Governing Law.  The laws of the State of Colorado shall govern the
           -------------
validity, construction, enforcement, and interpretation of this Deed of Trust.

     9.12  Severability and Survival.  This Deed of Trust shall survive
           -------------------------
foreclosure of the liens created hereby, to the extent necessary to fulfill its purposes.

     9.13  Captions.  The captions and headings of various paragraphs of this
           --------
Deed of Trust are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     9.14  Tax Identification Number.  The Grantor's Federal Tax Identification
           -------------------------
Number is 94-3112575.

          Signed and delivered as of the date first mentioned above.


                   GRANTOR:  AMPEX DATA SYSTEMS CORPORATION


                             By:
                                ---------------------------
                             Name:
                             Title:



STATE OF                          )
         ------------------------
                                  ) SS.
COUNTY OF                         )
          ----------------------

     The foregoing instrument was acknowledged before me this       day of
                                                              ------
           , 2000, by                   as                     of Ampex Data
-----------           -----------------    --------------------
Systems Corporation, a Delaware corporation.


                         Witness my hand and official seal.

                         My commission expires:
                                               ------------------------------


                                           ----------------------------------
                                           Notary Public


(SEAL)

                                   Exhibit A
                                   ---------

                          Description of Real Property
                          ----------------------------



Lot 2 in Block 1 in Ampex Corporation Subdivision, in the City of Colorado Springs, El Paso County, Colorado.

                                   Exhibit B
                                   ---------

                             Permitted Encumbrances
                             ----------------------

1. Real Estate Taxes for the year 2000 and subsequent years which are not yet due and payable.

2. Reservation in a Deed recorded with the office of the El Paso County Recorder in Book 447 at Page 386.

3. Avigation Easement, given to the city of Colorado Springs, recorded August 23, 1989 with the El Paso County Recorder in Book 5661 at Page 387.

4. Right of way and/or Easement, given to THE CITY OF COLORADO SPRINGS, for public utility purposes, on the Westerly 10 feet of the Easterly 23 +/- feet of Lot 2 thereof, recorded September 25, 1964 with the El Paso County Recorder in Book 2036 at Page 447.

5. Easements as shown on the recorded plat over the Northerly 10 feet of Lot 2 thereof for public utility purposes.

6. Easements as shown on the recorded plat over the Easterly 6 feet of Lot 2 thereof for public utility purposes.

7. Easements as shown on the recorded plat over the Westerly 7 feet of the Northerly 519.42 feet of Lot 2 thereof for public utility purposes.

8. Easements as shown on the recorded plat over the Northerly 5 feet of the Westerly 530.33 feet of Lot 2 thereof for public utility purposes.

                               TABLE OF CONTENTS

                                                                      Page

ARTICLE 1............................................................   1

PARTIES, PROPERTY, AND DEFINITIONS...................................   1
   1.1  Grantor......................................................   1
   1.2  Beneficiary..................................................   1
   1.3  Trustee......................................................   1
   1.4  Notes........................................................   1
   1.5  Note Purchase Agreement......................................   1
   1.6  Real Property................................................   1
   1.7  Chattels.....................................................   3
   1.8  Intangible Personalty........................................   3
   1.9  Property.....................................................   3
   1.10 The Secured Obligations......................................   3

GRANTING CLAUSE.....................................................    4
  2.1  Grant to Trustee.............................................    4
  2.2  Security Interest to Beneficiary.............................    4

BORROWER'S TITLE AND AUTHORITY......................................    5
  3.1  Warranty of Title............................................    5
  3.2  Waiver of Homestead and Other Exemptions.....................    5
  3.3  Due Authorization............................................    6

BORROWER'S AFFIRMATIVE COVENANTS....................................    6
  4.1  Payment of Notes.............................................    6
  4.2  Performance of Other Obligations.............................    6
  4.3  Other Encumbrances...........................................    6
  4.4  Maintaining Priority of Deed of Trust........................    6
  4.5  Payment of Taxes.............................................    6
  4.6  Maintenance of Insurance.....................................    7
  4.7  Maintenance and Repair of Property and Collateral............    9
  4.8  Performance of Lease Obligations.............................    9
  4.9  Recertified Appraisal........................................   10
  4.10 Condemnation.................................................   10

                               TABLE OF CONTENTS
                                  (continued)
                                                                      Page

 4.11  Mechanics' Liens.............................................  10
 4.12  Defense of Actions...........................................  10
 4.13  Inventories; Assembly of Chattels............................  10
 4.14  Further Assurances; Estoppel Certificates....................  10
 4.15  Financial Statements and Inspection of Records...............  10
 4.16  Security Deposits............................................  11
 4.17  Environmental Representations and Warranties; Covenants......  11
 4.18  Indemnity....................................................  13

BORROWER'S NEGATIVE COVENANTS......................................   14
 5.1  Waste........................................................   14
 5.2  Zoning and Private Covenants.................................   14
 5.3  Disposition of Mortgaged Property, Leases, or
        Beneficial Interest in Grantor.............................   14
 5.4  Further Encumbrance of Property..............................   15
 5.5  Transfer or Removal of Chattels..............................   15
 5.6  Further Encumbrance of Collateral............................   15
 5.7  Improper Use of Property or Collateral.......................   15

EVENTS OF DEFAULT..................................................   15
 6.1  Events of Default............................................   15

REMEDIES...........................................................   16
 7.1  Performance of Defaulted Obligations.........................   16
 7.2  Specific Performance and Injunctive Relief...................   16
 7.3  Acceleration of Secured Obligations..........................   17
 7.4  Possession of Property.......................................   17
 7.5  Enforcement of Security Interests............................   17
 7.6  Foreclosure Against Property.................................   17
 7.7  Appointment of Receiver......................................   18
 7.8  Right to Make Repairs, Improvements..........................   18
 7.9  Further Assurances...........................................   20

ASSIGNMENT OF RENTS AND REVENUES...................................   20

                               TABLE OF CONTENTS
                                  (continued)
                                                                      Page


 8.1  Assignment of Rents and Revenues.............................   20
 8.2  Covenants Regarding Leases...................................   21
 8.3  Representations Regarding Leases.............................   21
 8.4  Further Assignments..........................................   21
 8.5  Authority of Beneficiary.....................................   21
 8.6  Indemnification of Beneficiary...............................   22
 8.7  Beneficiary's Right of Possession in Case of Default.........   22
 8.8  Survival and Severability....................................   22

MISCELLANEOUS PROVISIONS...........................................   22
 9.1  Time of the Essence..........................................   23
 9.2  Rights and Remedies Cumulative...............................   23
 9.3  No Implied Waivers...........................................   23
 9.4  No Third Party Rights........................................   23
 9.5  Preservation of Liability and Priority.......................   23
 9.6  Subrogation of Beneficiary...................................   23
 9.7  Notices......................................................   23
 9.8  Defeasance...................................................   25
 9.9  Illegality...................................................   25
 9.10 Obligations Binding Upon Grantor's Successors................   25
 9.11 Governing Law................................................   25
 9.12 Severability and Survival....................................   25
 9.13 Captions.....................................................   25
 9.14 Tax Identification Number....................................   25